SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO.          )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement	[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]	Definitive Proxy Statement

[X]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2.

UST Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-12.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

100 West Putnam Avenue
Greenwich, Connecticut 06830

April 6, 2005

Dear Stockholder:

     You recently received the 2004 UST Inc. Annual Report and 2005 Proxy materials. Unfortunately, we have discovered that the Proxy materials sent to some of our stockholders included defective proxy cards. These cards inadvertently omitted a box entitled “Abstain” with respect to Stockholder Proposal No. 4, which relates to the way the Company promotes its tobacco products on the internet.

     In order to ensure that you have been provided a complete set of accurate Proxy material, we have enclosed a corrected proxy card along with another copy of the 2004 UST Inc. Annual Report and 2005 Proxy. If you have not yet voted your 2005 Proxy and wish to vote by mail or if you have voted by mail and wish to change your vote by mail, you should use the enclosed, revised proxy card and return it promptly in the enclosed postage paid envelope. In addition, if you wish to vote by mail and abstain with regard to Stockholder Proposal No. 4, you must use the enclosed, revised proxy card. If you have voted your 2005 Proxy by internet or by telephone or you have already voted by mail and do not wish to change your vote, you may disregard this notice.

     We apologize for any inconvenience this error may have caused. If you have any questions regarding voting your 2005 Proxy, please refer to the enclosed Proxy materials. If you require further assistance, please call the Inspector of Election, Joshua McGinn, at (781) 575-2404.

Sincerely,

Richard A. Kohlberger
Senior Vice President, General Counsel and Secretary

Enclosures